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      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 24, 2000

                                                   Registration No:_____________

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                                    FORM 8-A


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            VINEYARD NATIONAL BANCORP
                        ---------------------------------
             (Exact name of registrant as specified in its charter)


                  California                                   33-0309110
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  (State of incorporation or organization                  (I.R.S. Employer
                                                          Identification No.)

           9590 Foothill Boulevard, Rancho Cucamonga, California 91730
               (Address of principal executive offices)        (zip code)


Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered         Name of each exchange on which
                                                each class is to be registered

N/A                                             N/A

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

     Securities Act registration statement file number to which this form relates: (if applicable) Form S-8 filed on May 15, 2000 with the Securities and Exchange Commission No. 333-37040.

     Common stock
     No par value


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The no par value common stock of Vineyard National Bancorp ("Registrant") which are the subject of this Form 8A consists of the additional 200,000 shares of stock which are subject to the Vineyard National Bancorp 1997 Incentive Stock Option Plan. A further description is contained in the Form S-8 which has recently been filed with the Securities and Exchange Commission. Form S-8 is incorporated herein by reference.

     In addition, Registrant also incorporates by reference the following documents: Form S-4 which was filed on September 23, 1988, the First Post Effective Amendment to Form S-4 which was filed on July 26, 1990, Form S-8 which was filed on December 19, 1996.

ITEM 2.  EXHIBITS.

     1. The last annual report filed with the SEC was the 10K report, as amended, filed on April 13, 2000. This report is incorporated herein by reference per Rule 12b-32.

     2. The current quarterly reports have been filed with the SEC and are incorporated by reference. (The current 10Q report for the period ending March 31, 2000, was filed on May 15, 2000.)

     3. The definitive proxy statements of 1997, 1998, and 1999 have been filed with the SEC and are incorporated herein by reference.

     4. The Articles of Incorporation and Bylaws of Registrant were included as exhibits to Form S-8 which was filed with the SEC on December 19, 1996. These documents are incorporated by reference per Rule 12b-32.

     5. A specimen of the security to be registered was included in From 8-A filed with the SEC on November 17, 1992.

     6. Information in the last annual report submitted to shareholders by Registrant is contained in the Form 10 K which was filed with the SEC on March 30, 1999. The Registrant has not yet mailed to shareholders the annual report for 1999. However, information in the 1999 annual report is contained in Form 10K, as amended, which was filed on April 13, 2000.


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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


(Registrant)  VINEYARD NATIONAL BANCORP


Date: April 26, 2000


By: /s/ ROBERT J. SCHOEFFLER
    ---------------------------------
    Robert J. Schoeffler
    Acting Chief Executive Officer
    Vineyard National Bancorp





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